                                                                   EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                        P.F. CHANG'S CHINA BISTRO, INC.

          FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is:

                        P.F. CHANG'S CHINA BISTRO, INC.

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The aggregate number of all classes of shares which the Corporation shall have authority to issue is Ten Million (10,000,000) shares divided into two classes of which Two Million (2,000,000) shares of par value $.01 per share shall be designated Preferred Stock and Eight Million (8,000,000) shares of par value $.01 per share shall be designated Common Stock.

          At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

          The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the


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
number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

          FIFTH:    The name and address of the Incorporator is as follows:

                                Paul M. Fleming
                             2201 E. Camelback Road
                             Phoenix, Arizona 85016

          SIXTH:    In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

          SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          If the Delaware General Corporation Law is amended to authorize corporate actions further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article SEVENTH by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The Corporation may adopt such provisions with respect to indemnification of


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


directors, officers, or employees of the Corporation, consistent with this Article SEVENTH, as may be set forth from time to time in the Bylaws of the Corporation or a resolution adopted by the Board of Directors.

     EIGHTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of January, 1996.


                                        /s/ Paul M. Fleming
                                        -------------------------
                                        Paul M. Fleming,
                                        Sole Incorporator




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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        P.F. CHANG'S CHINA BISTRO, INC.

     P.F. Chang's China Bistro, Inc., a corporation organized and existing under and by virtue of the General Corporation's Law of the State of Delaware,

          DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the corporation, by unanimous written consent, adopted a resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the corporation:

                RESOLVED, that Article IV of the Certificate of Incorporation of P.F. Chang's China Bistro, Inc., a Delaware corporation (the "Corporation"), is amended in its entirety to read as follows:

                  FOURTH: The aggregate number of all classes of shares which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares divided into two classes of which Ten Million (10,000,000) shares of par value $.001 per share shall be designated Preferred Stock and Twenty Million (20,000,000) shares of par value $.001 per share shall be designated Common Stock.

               At all times, each holder of Common Stock of the Corporation shall be entitled to one vote for each share of Common Stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

               The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations, or restrictions thereof.

              FURTHER RESOLVED that the resolutions of the Board of Directors as set forth in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock of P.F. Chang's China Bistro, Inc. are amended to increase the number of shares designated as "Series A Convertible Preferred Stock" to 7,500,000 shares and to change the par value of such shares to $.001 per share.

              FURTHER RESOLVED that in order to effect a 10:1 stock split of the outstanding capital stock of the Corporation, effective upon the date of filing (the "Effective Date") of a Certificate of Amendment with the Secretary of State of the State of Delaware, each issued and outstanding share of the Corporation's capital stock, including without limitation all issued and outstanding shares of Common Stock and Series A Convertible Preferred Stock and options and warrants exercisable for such shares, shall be divided into 10 shares of validly issued, fully paid and non-assessable stock of the same class or series. As soon as practicable after the Effective Date, the Corporation shall request in writing the holders of its capital stock outstanding as of the Effective Date to surrender certificates representing the Corporation's capital stock to the Corporation and each such shareholder shall receive upon such surrender a stock certificate or certificates to evidence and represent the number of shares of post-split capital stock to which such shareholder is entitled.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to the amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State
         of Delaware and written notice of the adoption of the amendments has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.
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THIRD:   That the amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, P.F. Chang's China Bistro, Inc. has caused this certificate to be signed by Richard L. Federico, its President, this 24th day of April, 1997.

                                             P.F. Chang's China Bistro, Inc.



                                           By  /s/  R. L. Federico
                                             -------------------------------
                                             Richard L. Federico, President

                              AMENDED AND RESTATED
                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RELATIVE, PARTICIPATING, OPTIONAL
                      AND OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF
                                       OF
                                    SERIES A
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                         P.F. CHANG'S CHINA BISTRO, INC.



                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware




              P.F. CHANG'S CHINA BISTRO, INC., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors of the Corporation by written consent dated as of April 30, 1997, duly adopted the following resolution, which resolution (i) amended and restated prior resolutions of the Board of Directors of the Corporation adopted by written consent as of February 22, 1996 pursuant to which the Corporation had originally established the Series A Preferred Stock (as defined below), (ii) was approved by written consent of the holders of the Series A Preferred Stock, and (iii) remains in full force and effect on the date hereof:

              RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and hereby is established, consisting of 7,700,000 shares, $.001 par value per share, to be designated the "Series A Convertible Preferred Stock" (hereinafter, "Series A Preferred Stock"); that the Board of Directors be and hereby is authorized to issue such shares of Series A Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and that, subject to the limitations provided by law and by the Certificate of Incorporation, the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof shall be as follows:



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              1. Certain Definitions.

              Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

              "Affiliate" shall have the meaning given to such term under Rule 12b-2 of the rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

              "Annual Per Share Cash Dividend Amount" shall mean a cash payment equal to ten percent (10%) per annum of the Liquidation Price of one share of the Series A Preferred Stock.

              "Annual Per Share PIK Dividend Amount" shall mean a fraction of one share of Series A Preferred Stock equal to six percent (6%) per annum of one share of the Series A Preferred Stock.

              "Business Day" shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law to close.

              "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, however, designated, including the Comon Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

              "Common Stock" shall mean the common stock, par value $.001 per share, of the Corporation.

              "Corporation's Affiliates" shall mean (i) PFCCB Scottsdale, L.L.C., an Arizona limited liability company; (ii) PFCCB Newport Beach, L.L.C., an Arizona limited liability company; (iii) P.F. Chang's III, L.L.C., an Arizona limited liability company; (iv) P.F. Chang's IV, L.L.C., an Arizona limited liability company; (v) PFC Building III Limited Partnership, an Arizona limited partnership; (vi) PFCCB LouTex Joint Venture, an Arizona general partnership; and (vii) PFCCB NUC LLC, an Arizona limited liability company.

              "Conversion Date" shall have the meaning set forth in subparagraph 4.1(b) below.

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

              "Debt" shall mean any indebtedness, contingent or otherwise, of any person in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles.

              "Debt to Equity Ratio" shall mean the ratio of (i) the total Indebtedness to (ii) Total Stockholders' Equity.

              "Delinquent Mandatory Redemption Price" shall mean, with respect to each share of Series A Preferred Stock, $2.00 (adjusted for stock splits, subdivisions, combinations and similar transactions), plus all accrued and unpaid dividends payable in respect of such a share of the Series A Preferred Stock, plus an amount thereon accruing from the Mandatory Redemption Date relating thereto at the Increasing Rate.

              "Final Mandatory Redemption Date" shall mean May 1, 2004 or, if such day is not a Business Day, the next succeeding Business Day.

              "Increasing Rate" shall mean, with respect to any obligation, an annual rate equal to the Prime Rate, plus (i) two percent, plus (ii) one percent after the first completed six-month period that the obligation subject to the Increasing Rate has been outstanding and has not been paid in full.

              "Indebtedness" shall mean the Debt of the Corporation or a subsidiary of the Corporation plus, to the extent not otherwise included, (i) the guaranty of any Debt of any other person; and (ii) obligations in respect of borrowed money secured by any Lien to which any property or asset owned or held by the Corporation or a subsidiary is subject, whether or not the obligations secured thereby shall have been assumed by the Corporation or such subsidiary; and (iii) capitalized lease obligations.

              "Initial Issue Date" shall mean the date that shares of Series A Preferred Stock are first issued by the Corporation.

              "Initial Mandatory Redemption Date" shall mean May 1, 2003 or, if such day is not a Business Day, the next succeeding Business Day.

              "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever (excluding preferred stock or equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital



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lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

              "Liquidation Price" shall mean $2.00 per share of Series A Preferred Stock (adjusted for stock splits, subdivisions, combinations and similar transactions), plus all accrued and unpaid dividends payable in respect of such share of Series A Preferred Stock pursuant to subparagraph 2(c).

              "Mandatory Redemption Date" shall mean the Initial Mandatory Redemption Date and the Final Mandatory Redemption Date.

              "Mandatory Redemption Obligation" shall have the meaning set forth in subparagraph 5(c) below.

              "Non-Investor Directors" shall mean those directors elected to the Corporation's Board of Directors other than those directors that are elected solely by the holders of Series A Preferred Stock or Parity Stock pursuant to the Shareholders Agreement.

              "Parity Stock" shall mean any class or series of capital stock of the Corporation ranking on a parity with the Series A Preferred Stock as to (i) priority of payment of cash and stock dividends and other distributions, (ii) priority of payment upon liquidation, dissolution or winding up of the Corporation, and (iii) the time of, and priority of payment upon, any mandatory redemption. For purposes of this definition, differences between any class or series of capital stock and the Series A Preferred Stock as to the amount of the liquidation price (or other fixed amount) to which any cash dividend rate is applied, the amount of the liquidation price payable upon liquidation, dissolution or winding up of the Corporation, the amount of the redemption price payable upon any mandatory redemption, or the time when cash or stock dividends or other distributions shall begin to accrue, shall not be considered in determining whether such class or series of capital stock is on a parity with the Series A Preferred Stock.

              "PIK Dividends" shall mean the "paid-in-kind" dividends as set forth in subparagraph 2(a) below.

              "PIK Dividend Payment Date" shall mean March 31, June 30, September 30, and December 31, of each year during the PIK Dividend Payment Period.

              "PIK Dividend Payment Period" shall mean the period from, and including, January 1, 1998, to and including the Final Mandatory Redemption Date.

              "PIK Dividend Period" shall mean the period from, and including, January 1, 1998, to, but not including, the first PIK Dividend Payment Date and thereafter, each quarterly period, including any PIK Dividend Payment Date to, but not including, the next PIK Dividend Payment Date.



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

              "PIK Record Date" shall mean the date that is ten Business Days prior to any PIK Dividend Payment Date.

              "Preferred Cash Dividends" shall mean the cash dividends as set forth in subparagraph 2(f) below.

              "Prime Rate" shall mean the rate announced as the "prime rate" by NationsBank, N.A. whether or not such rate is actually charged.

              "Pro Rata" shall mean, in the case of stock dividends, stock dividends of the same class or series as the stock upon which the dividends are being paid and that are proportionate to the number of outstanding shares of such stock, and, in the case of cash dividends or dividends in property, cash dividends or dividends in property that are proportionate to the liquidation price of the class or series of stock upon which the dividends are being paid.

              "Qualified Initial Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 of shares of the Common Stock, (i) the aggregate gross proceeds of which equal or exceed $15,000,000 and (ii) the per share offering price of which equals or exceeds $10.00; provided, however, that the per share offering price referred to in clause (ii) shall be adjusted to reflect the effect of any stock split or any subdivision, reclassification, combination or like event of or with respect to outstanding shares of Common Stock occurring after May 1, 1997.

              "Quoted Price" shall mean with respect to any security the arithmetic mean of the last bid and ask price for one (1) share of the applicable security as reported by the National Association of Securities Dealers, Inc., Automatic Quotations System, National Market System ("NASDAQ"), or, if the applicable security is listed or admitted for trading on a securities exchange, the arithmetic mean of the high and low trading prices during the relevant trading day for one (1) share of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), in each case, on the Trading Day in question.

              "Redemption Price" shall mean, with respect to each share of Series A Preferred Stock, $2.00 (adjusted for stock splits, subdivisions, combinations and similar transactions) plus all accrued and unpaid dividends payable in respect of such share of the Series A Preferred Stock.

              "Series A Directors" shall mean those members of the Board of Directors of the Corporation elected solely by the holders of the Series A Preferred Stock pursuant to the Shareholders Agreement.



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

              "Shareholders Agreement" shall mean the Amended and Restated Shareholders Agreement among the Corporation and the holders of the Common Stock, Series A Preferred Stock and Parity Stock dated as of May 1, 1997, as the same may be amended from time to time.

              "Stock Purchase Agreement" shall mean the Stock Purchase Agreement among the Corporation, Paul Fleming and the Purchasers listed therein dated as of February 1, 1996, as the same may be amended from time to time.

              "Subordinate Stock" shall mean the Common Equity and any class or series of capital stock of the Corporation, however designated, which is not entitled to receive (i) any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock shall have been so paid or declared and set apart for payment or (ii) any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

              "Total Stockholders' Equity" shall mean the stockholders' equity of the Corporation as it appears in the monthly balance sheet of the Corporation.

              "Trading Days" shall mean any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

              2. Dividends.

              (a) The record holders of Series A Preferred Stock on each PIK Record Date shall receive on each PIK Dividend Payment Date during the PIK Dividend Payment Period per share dividends in additional fully paid and nonassessable shares of Series A Preferred Stock legally available for such purpose (such dividends being herein called "PIK Dividends"). PIK Dividends shall be paid by delivering to the record holders of Series A Preferred Stock a number of shares of Series A Preferred Stock equal to (i) the number of shares of Series A Preferred Stock held by such holder on the applicable PIK Record Date, multiplied by (ii) twenty-five percent (25%) of the Annual Per Share PIK Dividend Amount. Except as set forth in subparagraph 2(b) below, the Corporation shall not issue fractional shares of Series A Preferred Stock to which holders may become entitled pursuant to this subparagraph, but in lieu thereof, the Corporation shall at the option of the holder either (i) deliver its check in an amount equal to the applicable fraction of one (1) share of Series A Preferred Stock multiplied by $2.00 (adjusted for stock splits, subdivisions, combinations or other similar transactions) (the "PIK Cash Dividend Payment") or (ii) defer delivery of the fractional PIK Cash Dividend Payment to the holder and apply such amount to PIK Dividends issued to such holder on the subsequent PIK Dividend Date. Any additional shares of Series A Preferred Stock issued pursuant to this paragraph shall be governed by this



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

resolution and shall be subject in all respects, except as to the date of issuance and date from which PIK Dividends accrue and cumulate as set forth below, to the same terms as the shares of Series A Preferred Stock originally issued hereunder; provided, however, in no event shall any PIK Dividends accrue prior to January 1, 1998.

              (b) Prior to each PIK Record Date immediately preceding each PIK Dividend Payment Date, the Board of Directors of the Corporation shall declare PIK Dividends on the Series A Preferred Stock in accordance with subparagraph 2(a) above, payable on the next PIK Dividend Payment Date. PIK Dividends (which shall include, for purposes of this subparagraph, any PIK Cash Dividend Payment due pursuant to subparagraph 2(a)) on shares of Series A Preferred Stock shall accrue and be cumulative from the later of (i) January 1, 1998 and (ii) the date of issuance of such shares, notwithstanding the failure of the Board of Directors to declare and/or issue PIK Dividends with respect to any PIK Dividend Period. PIK Dividends shall be payable in arrears during the PIK Dividend Payment Period on each PIK Dividend Payment Date, commencing on the first PIK Dividend Payment Date subsequent to January 1, 1998, and for shares issued as PIK Dividends, commencing on the first PIK Dividend Payment Date after such shares are issued. If any PIK Dividend Payment Date occurs on a day that is not a Business Day, any accrued PIK Dividends otherwise payable on such PIK Dividend Payment Date shall be paid on the next succeeding Business Day. PIK Dividends shall be paid on each PIK Dividend Payment Date to the holders of record of the Series A Preferred Stock as their names shall appear on the share register of the Corporation on the PIK Record Date immediately preceding such PIK Dividend Payment Date. If a PIK Cash Dividend Payment on account of PIK Dividends that would otherwise be issued as fractional shares may not legally be paid in the full amount to which shares of Series A Preferred Stock are entitled with respect to any PIK Dividend Period, dividends in the full preferential amount hereby provided shall be, to the extent legally and contractually permissible, declared and paid as PIK Dividends in the form of shares of Series A Preferred Stock (including fractional shares thereof). PIK Dividends on account of arrears for any past PIK Dividend Periods may be declared and paid at any time to the holders of record on the PIK Record Dates applicable to such past PIK Dividend Periods.

              (c) In addition to the PIK Dividends and the PIK Cash Dividend Payments referred to in subparagraph 2(a) hereof and the Preferred Cash Dividends referred to in subparagraph 2(f), at any time during which any shares of Series A Preferred Stock remain outstanding, the Corporation may declare, pay or set apart for payment cash and/or property to be distributed or paid as a dividend in respect of shares of Series A Preferred Stock. The foregoing notwithstanding, no dividends may be declared or paid on the Series A Preferred Stock pursuant to this subparagraph 2(c) unless Pro Rata dividends are contemporaneously declared or paid on any then outstanding Parity Stock.

              (d) So long as any shares of Series A Preferred Stock shall be outstanding:

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

                      (i) the Corporation shall not declare, pay or set apart for payment on any Subordinate Stock any dividends or distributions whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Subordinate Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall any Subordinate Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Subordinate Stock, without the prior written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock and unless all dividends to which the holders of Series A Preferred Stock shall have been entitled for all previous PIK Dividend Periods shall have been (A) paid or (B) declared and a sum of money, in the case of dividends payable in cash, sufficient for the payment thereof has been set apart;

                      (ii) the Corporation shall not declare, pay or set apart for payment on any Parity Stock any dividends or distributions whatsoever, whether in cash, property or otherwise, unless Pro Rata dividends are contemporaneously declared, paid or set apart for payment on the Series A Preferred Stock; and

                      (iii) neither the Corporation nor any of its subsidiaries of which it owns not less than a majority of the outstanding voting power shall purchase, redeem or otherwise acquire any Parity Stock, nor pay any monies to or make any monies available for a sinking fund for the purchase or redemption of any Parity Stock, without the prior written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock and unless all dividends to which the holders of Series A Preferred Stock shall have been entitled for all previous PIK Dividend Periods shall have been (A) paid or (B) declared and a sum of money, in the case of dividends payable in cash, sufficient for the payment thereof has been set apart, except that the Corporation may redeem Parity Stock so long as it contemporaneously redeems a proportionate percentage of the outstanding Series A Preferred Stock, ratably among the holders thereof.

              (e) In the event that full dividends, in cash or property, if declared, are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock and Parity Stock and funds or property available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series A Preferred Stock and Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.



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

              (f) Notwithstanding anything to the contrary set forth herein, with respect to any PIK Dividend otherwise payable on any PIK Dividend Payment Date pursuant to this paragraph 2, the Corporation may, upon the unanimous approval of the Non-Investor Directors by vote on or prior to the applicable PIK Record Date, declare on such PIK Record Date and pay on such PIK Dividend Payment Date a cash dividend (a "Preferred Cash Dividend") to all record holders of Series A Preferred Stock on such PIK Record Date in an amount per share equal to twenty-five percent (25%) of the Annual Per Share Cash Dividend Amount. Payment of such Preferred Cash Dividend on such PIK Dividend Payment Date shall be in lieu of the payment of the PIK Dividend on such PIK Dividend Payment Date. The foregoing notwithstanding, no Preferred Cash Dividend may be declared and paid on the Series A Preferred Stock unless Pro Rata cash dividends are contemporaneously declared and then paid on any then outstanding Parity Stock.

              (g) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time if such declaration or payment shall be restricted or prohibited by law.

              3.      Distributions Upon Liquidation, Dissolution or Winding Up.

              (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, before any payment or distribution shall be made to the holders of Subordinate Stock and contemporaneously with any payment or distribution to the holders of Parity Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash, or, if the Corporation does not have sufficient cash on hand to pay such amounts, property of the Corporation at its fair market value as determined by the Board of Directors of the Corporation, the greater of (i) the Liquidation Price per share of Series A Preferred Stock, or (ii) such amount per share of Series A Preferred Stock as would have been payable had each such share been converted into Common Stock pursuant to paragraph 4 immediately prior to such liquidation, dissolution or other winding up of the affairs of the Corporation. Immediately preceding such liquidation, dissolution or winding up, adjustment shall be made for accrued but unpaid dividends (including, without limitation, PIK Dividends).

              (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Price for each share of the Series A Preferred Stock and the applicable liquidation price for each share of any Parity Stock then outstanding, then the assets of the Corporation shall be ratably distributed among the holders of Series A Preferred Stock and Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or any portion of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

              4. Conversion Rights.

                 4.1 Conversion at the Option of the Holder.

              (a) At any time before the close of business on the Final Mandatory Redemption Date (unless the Corporation shall default in payment of the Redemption Price or the Delinquent Mandatory Redemption Price, in which case, the conversion rights set forth in this paragraph shall continue until the cure of any such default), each holder of Series A Preferred Stock may, at its option, convert each share of Series A Preferred Stock held by such holder into one (1) share of Common Stock subject to adjustment pursuant to paragraph 4.3. Upon such conversion, the rights of the holders of converted Series A Preferred Stock with respect to the shares of Series A Preferred Stock so converted shall cease.

              (b) To convert Series A Preferred Stock in accordance with this paragraph 4.1, a holder must (i) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted (or a duly executed affidavit of lost certificate in accordance with the bylaws of the Corporation), duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Series A Preferred Stock,
(ii) notify the Corporation at such office in writing that it elects to convert Series A Preferred Stock, and the number of shares it wishes to convert, (iii) state in writing the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax with respect to the transfer of the shares of Series A Preferred Stock converted, if required. The date on which the holder satisfies the foregoing requirements shall be the "Conversion Date." As soon as practical but in any event within five (5) Business Days of the Conversion Date, the Corporation shall deliver a certificate for the number of shares of Common Stock issuable upon the conversion, a check for the amount payable in respect of any fractional share pursuant to subparagraph 4.1(c) and a new certificate representing the unconverted portion, if any, of the shares of Series A Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. Adjustment (or cash payment, if applicable) shall be made for accrued and unpaid dividends (including, without limitation, PIK Dividends), as of the Conversion Date, on converted shares of Series A Preferred Stock. PIK Dividends will be paid on any PIK Dividend Payment Date with respect to Series A Preferred Stock surrendered for conversion at any time on or after a PIK Record Date for the payment of a PIK Dividend to the registered holder of Series A Preferred Stock on such PIK Record Date. If the last day on which Series A Preferred Stock may be converted is not a Business

Day, Series A Preferred Stock may be surrendered for conversion on the next succeeding day that is a Business Day.

              (c) The Corporation will not issue a fractional share of Common Stock upon conversion of Series A Preferred Stock. Instead the Corporation will deliver its check in an amount equal to the applicable fraction multiplied by the fair market value of the Common Stock.

              (d) If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion; provided, however, that pursuant to subparagraph 4.1(b) the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

                  4.2 Mandatory Conversion. Subject to the adjustments set forth in paragraph 4.3, each share of the Series A Preferred Stock shall be automatically converted into one (1) share of Common Stock on the date a Qualified Initial Public Offering is consummated ("Mandatory Conversion Date"). Upon such occurrence resulting in a Mandatory Conversion Date, the Corporation shall (i) notify all holders of the Series A Preferred Stock not later than five
(5) Business Days subsequent to approval by the Board of Directors of the Corporation to undertake a Qualified Initial Public Offering, (ii) demand that all shares representing the Series A Preferred Stock be returned to the Corporation's offices or to the designated transfer agent, and (iii) pay any transfer or similar tax with respect to the conversion, if any. As soon as practical but in any event within thirty (30) days of the Mandatory Conversion Date, the Corporation shall deliver a certificate to and in the name of the holder of the Series A Preferred Stock for the number of shares of Common Stock issuable upon the conversion and a check in an amount calculated in accordance with subparagraph 4.1(c) for any fractional shares, if any, for the shares of Series A Preferred Stock represented by the certificate. The name of the person in which the Series A Preferred Stock was issued shall be treated as the stockholder of record of the Common Stock in which the Series A Preferred Stock was converted on and after the Mandatory Conversion Date. Adjustment (or cash payment, if applicable) shall be made for accrued and unpaid dividends (including, without limitation, PIK Dividends), as of the Mandatory Conversion Date, on shares of Series A Preferred Stock converted pursuant to this paragraph
4.2. PIK Dividends will be paid on any PIK Dividend Payment Date with respect to Series A Preferred Stock converted pursuant to this paragraph 4.2 on or after a PIK Record Date to the registered holder of Series A Preferred Stock on such PIK Record Date, and the shares of Series A Preferred Stock received in payment of such PIK Dividend shall be deemed automatically converted to one (1) share of Common Stock, subject to adjustment in accordance with paragraph 4.3, effective as of the Mandatory Conversion Date. Upon such conversion, the rights of the holders of converted Series A Preferred Stock with respect to the shares of Series A Preferred Stock so converted shall cease.

                  4.3 Certain Matters With Respect to Conversion.

              (a) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock enough shares of Common Stock to permit the conversion of the Series A Preferred Stock in full. All shares of Common Stock which are issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of common stock upon conversion of Series A Preferred Stock and will list such shares on each national securities exchange on which the common stock is listed.

              (b) If the Corporation:

                      (i) pays a dividend or makes a distribution on its Common Stock or any other class of the Corporation's stock other than the Series A Preferred Stock in shares of its Common Stock;

                      (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                      (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

                      (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then an appropriate and proportionate adjustment shall be made to the number of shares into which each share of Series A Preferred Stock is convertible so that immediately after the occurrence of such event the holders of Series A Preferred Stock shall be entitled to receive the same percentage of the issued and outstanding Common Stock upon conversion of the Series A Preferred Stock as such holders would have received if converted immediately prior to such dividend, distribution, subdivision, combination or reclassification. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

              (c) If the Corporation distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within sixty (60) days after the record date referenced in subparagraph (l) below to purchase additional shares of Common Stock at a price per share less than $2.00 per share (as adjusted to reflect any stock split or any subdivision, reclassification, combination of or with respect to outstanding shares of Common Stock or any similar transaction) on that record date, the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible shall be adjusted, in accordance with the following formula:

                                                       N x (O+A)
                                                       --------
                               N'       =              O + AxP
                                                           ---
                                                            M

where:

              N'      =        the number of shares of Common Stock into which
                               each share of Series A Preferred Stock is convertible after such distribution.

              O       =        the number of shares of Common Stock outstanding
                               on the record date.

              N       =        the number of shares of Common Stock into which
                               each share of Series A Preferred Stock was convertible prior to such distribution.

              P       =        the offering price per share of the additional
                               shares of Common Stock.

              M       =        the current market price per share of Common
                               Stock on the record date.

              A       =        the number of additional shares of Common Stock
                               offered.

              The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such warrants, options or rights are exercisable, not all warrants, options or rights shall have been exercised, the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible shall be immediately readjusted to what it would have been if "A" in the above formula had been the number of shares actually issued.

              (d) If the Corporation issues shares of Common Stock for a consideration per share less than $2.00 per share (as adjusted to reflect the effect of any stock split or any subdivision, reclassification, combination of or with respect to outstanding shares of Common Stock or any similar transaction) on the date the Corporation fixes the offering price of such additional shares, the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible shall be adjusted in accordance with the following formula:

                                                       N x A
                                                       -----
                               N'       =              O + P
                                                           -
                                                           M
where:

              N'      =        the number of shares of Common Stock into which
                               each share of Series A Preferred Stock is convertible after such issuance.

              N       =        the number of shares of Common Stock into which
                               each share of Series A Preferred Stock was convertible prior to such issuance.

              O       =        the number of shares of Common Stock
                               outstanding immediately prior to the issuance of such additional shares.

              P       =        the  aggregate   consideration  received  for
                               the issuance of such additional shares.

              M       =        the current market price per share of Common
                               Stock on the date of issuance of such additional shares.

              A       =        the number of shares outstanding immediately
                               after the issuance of such additional shares.

              The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This subparagraph 4.3(d) does not apply to (i) any transaction or issuance described in subparagraphs 4.3(b) or 4.3(c) above or subparagraph 4.3(e) below, including issuances of Common Stock pursuant to warrants, options, rights or other convertible securities described in subparagraphs 4.3(c) and 4.3(e), (ii) the conversion of Series A Preferred Stock, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock, (iii) Common Stock issued to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subparagraph 4.3(d) (but only to the extent that the aggregate number of shares excluded hereby (together with the aggregate number of shares issuable upon conversion, exchange or exercise of the securities excluded by clause (iii) of subparagraph 4.3(e) below) and issued shall not exceed 15% of the Common Stock of the Corporation on a fully diluted basis at the time of any such issuance excluding options to purchase Common Stock held by directors of the Corporation), or (iv) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

              (e) If the Corporation issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than Series A Preferred Stock or securities issued in transactions described in subparagraph 4.3(c) above) for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities of less than $2.00 per share of Common Stock (as adjusted to reflect the effect of any stock split or any subdivision, reclassification, combination of or with respect to outstanding shares of Common Stock or any similar transaction) on the date of issuance of such securities, the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible shall be adjusted in accordance with the following formula:

                                                       N x (O+D)
                                                       ---------
                               N'       =              O + P
                                                           -
                                                           M
where:

              N'      =        the number of shares of Common Stock into which
                               each share of Series A Preferred Stock is convertible immediately after such issuance.

              N       =        the number of shares of Common Stock into which
                               each share of Series A Preferred Stock was convertible immediately prior to such issuance.

              O       =        the number of shares of Common Stock
                               outstanding immediately prior to the issuance of such securities.

              P       =        the  aggregate   consideration  received  for
                               the issuance of such securities.

              M       =        the current market price per share of Common
                               Stock on the date of issuance of such securities.

              D       =        the maximum number of shares deliverable upon
                               conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

              The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible shall promptly be readjusted to the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. This subparagraph 4.3(e) does not apply to (i) the issuance of any such securities in a bona fide public offering pursuant to a firm commitment underwriting, (ii) the issuance of any such securities to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such securities would otherwise be covered by this subparagraph 4.3(e) (but only to the extent that the aggregate number of shares issuable upon the conversion, exchange or exercise of the aggregate number of securities excluded hereby (together with the aggregate number of shares excluded by clause (iii) of subparagraph 4.3(d) above) and issued shall not exceed 15% of the Common Stock of the Corporation on a fully diluted basis at the time of any such issuance excluding options to purchase Common Stock held by directors of the Corporation), or (iii) shares issued as PIK Dividends or as "paid-in-kind" dividends on any Parity Stock provided such dividends are required by the terms of such Parity Stock.

              (f) If the Corporation (i) distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within sixty (60) days after the record date referenced in subparagraph (l) herein to purchase additional shares of Common Stock; (ii) issues shares of Common Stock; or (iii) issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than Series A Preferred Stock or securities issued in transactions described in (i) above) at a price reflecting an implied price per share less than $2.00 per share, the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible shall be reduced proportionally to reflect the price at which the Corporation issued or sold such shares of Common Stock pursuant to this subparagraph 4.3(f).

              (g) For the purpose hereof, the current market price per share of any security on any date is the average of the Quoted Prices for thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days before the date in question. If the Quoted Price is not ascertainable, the current market price per share of any security on any date shall be the current market price as determined by the Board of Directors of the Corporation in its reasonable judgment exercised in good faith. Notwithstanding the foregoing, the current market price per share of any security shall be deemed to be the greater of (i) the current market price as determined above and (ii) the Liquidation Price.

              (h) For purposes of any computation respecting consideration received pursuant to subparagraphs 4.3(d) and 4.3(e) above, the following shall apply:

                      (i) in case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                      (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of

     Directors of the Corporation in its reasonable judgment exercised in good faith (irrespective of the accounting treatment thereof); and

                      (iii) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such options, warrants or other securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subparagraph 4.3(h)).

              (i) No adjustment in the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible need be made unless the adjustment would require an increase or decrease of at least one-half of one percent (.5%) in the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4.3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

              (j) No adjustment in the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible need be made under this paragraph 4.3 for (i) rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, or (ii) any change in the par value or change from no par value to par value of the Common Stock. If an adjustment is made to the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible upon a record date established for a distribution subject to this paragraph 4.3 and if such distribution is subsequently cancelled, the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines to cancel such distribution, to the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible as would have been in effect if such record date had not been fixed. No adjustment need be made under paragraph 4.3 if the Corporation issues or distributes to each holder of Series A Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in such paragraph which each holder would have been entitled to receive had Series A Preferred Stock been converted into Common Stock prior to or simultaneously with the happening of such event or the record date with respect thereto.

              (k) Whenever the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible is adjusted, the Corporation shall promptly mail to holders of Series A Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent, if any, for

Series A Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to subparagraph 4.3(o) below, the certificate shall be conclusive evidence that the adjustment is correct.

              (l) If:

                      (i) the Corporation takes any action that would require an adjustment pursuant to paragraph 4.3;

                      (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

                      (iii) there is a dissolution or liquidation of the Corporation;

a holder of Series A Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that it may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least thirty (30) days before such date.

              (m) If the Corporation is party to a consolidation or merger which reclassifies or changes its Common Stock or to the sale of all or substantially all of the assets of the Corporation, upon consummation of such transaction the Series A Preferred Stock shall automatically become convertible at the option of their respective holders into the kind and amount of securities, cash or other assets which the holder of Series A Preferred Stock would have owned immediately after the sale, consolidation or merger, if such holder had converted Series A Preferred Stock immediately before the effective date of the transaction, and an appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to liquidation preferences and changes in and other adjustment of the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series A Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument (in a form reasonably satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. If this subparagraph 4.3(m) applies, subparagraphs 4.3(b), 4.3(c), 4.3(d) and 4.3(e) do not apply.

              (n) In any case in which this paragraph 4.3 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable immediately prior to adjustment and (ii) the delivery of a check for any remaining fractional shares as provided in subparagraph 4.1(c) above.

              (o) Whenever the Corporation or its Board of Directors shall be required to make a determination under this paragraph 4.3, such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of the Series A Preferred Stock, and any dispute shall be resolved promptly (and in no event later than ninety (90) days after any challenge), at the Corporation's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Series A Preferred Stock. Any such determination shall be deemed approved if the requisite holders have not notified the Corporation of any challenge within thirty (30) days after receiving notice (including a statement in reasonable detail of the bases therefor) of such determination.

              (p) If any event occurs of the type contemplated by the provisions of this paragraph 4.3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment to the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible so as to protect the rights of the holders of Series A Preferred Stock; provided that no such adjustment shall increase the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible if otherwise adjusted pursuant to another provision of this paragraph 4.3 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock.

              5. Mandatory Redemption by the Corporation.

              (a) To the extent the Corporation shall have funds legally available for such payment under the DGCL, the Corporation shall redeem on the Initial Mandatory Redemption Date at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock at the Redemption Price, ratably among the holders thereof. In addition, to the extent the Corporation shall have funds legally available for such payment under the DGCL, the Corporation shall redeem on the Final Mandatory Redemption Date all of the then outstanding shares of Series A Preferred Stock at the Redemption Price, plus an amount accruing thereon at the Increasing Rate from the Initial Mandatory Redemption Date.

              (b) Shares of Series A Preferred Stock which have been issued and converted or reacquired in any manner, including as a result of redemption, shall (upon compliance with any applicable provisions of the DGCL) have the status of authorized and unissued shares of the class of preferred stock of the Corporation undesignated as to series, and may be redesignated and reissued as part of any series of preferred stock of the Corporation; provided, however, that no such issued and reacquired shares of Series A Preferred Stock shall be reissued as Series A Preferred Stock.

              (c) If on any Mandatory Redemption Date the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series A Preferred Stock required to be redeemed on such date pursuant to subparagraph 5(a) and all outstanding shares of Parity Stock required to be redeemed on such date (the "Mandatory Redemption Obligation"), the Corporation shall redeem on such Mandatory Redemption Date the number of shares of Series A Preferred Stock and Parity Stock which it is able to redeem, ratably among the holders of Series A Preferred Stock and Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all shares of Series A Preferred Stock and Parity Stock required to be redeemed on such date were redeemed. In such a case, the remainder of the Redemption Price payable but not paid at the Mandatory Redemption Date shall be converted into the Delinquent Mandatory Redemption Price and shall be discharged as soon as the Corporation is able to discharge such Delinquent Mandatory Redemption Price out of funds legally available therefor. If and so long as any Mandatory Redemption Obligation (or any obligation in respect of the Delinquent Mandatory Redemption Price) with respect to the Series A Preferred Stock and any Parity Stock shall not be fully discharged and paid, the Corporation shall not declare or pay any dividend or make any distribution on, or, directly or indirectly, purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of Subordinate Stock (other than repurchases of shares of Subordinate Stock in accordance with the terms of restricted stock vesting agreements with employees of the Corporation approved by the Board of Directors of the Corporation).

              (d) Notwithstanding the foregoing provisions of this paragraph 5, unless the full cumulative dividends on all outstanding shares of Series A Preferred Stock and

Parity Stock have been paid or contemporaneously are declared and paid for all dividend periods to and including the Mandatory Redemption Date, none of the shares of Series A Preferred Stock or Parity Stock shall be redeemed or set aside for redemption, unless such shares of Series A Preferred Stock and Parity Stock are redeemed pro rata based upon the full amounts to which the holders thereof would otherwise be respectively entitled.

              (e) Notice of any redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to any Mandatory Redemption Date, by first class mail, postage prepaid, to all holders of record of the Series A Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Mandatory Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that dividends on the shares to be redeemed will cease to accrue on the Mandatory Redemption Date; (vi) the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible as of the notice date and, if any transactions are contemplated to occur between the notice date and the Mandatory Redemption Date which would cause such number of shares of Common Stock to be adjusted, the number of shares of Common Stock into which each share of Series A Preferred Stock would be convertible after giving effect to such transaction(s); (vii) that Series A Preferred Stock called for redemption may be converted at any time before the close of business on the Mandatory Redemption Date; and (viii) that holders of Series A Preferred Stock must satisfy the requirements of subparagraph 4.1(b) above if such holders desire to convert such shares. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all shares called for redemption other than shares converted into Common Stock prior to the Mandatory Redemption Date.

              (f) If notice has been mailed in accordance with subparagraph 5(e) above and provided that on or before the Mandatory Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Mandatory Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease, irrespective of whether any certificates for shares called for redemption have been surrendered to the Corporation. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the Redemption Price and no holder of shares called for redemption shall be entitled to receive payment of the Redemption Price therefor until such surrender to the Corporation has been accomplished or a duly executed affidavit of lost certificate shall have been delivered to the Corporation. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof (so long as such certificate is issued to the holder).

              (g) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable except that:

                      (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                      (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Mandatory Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

              (h) Notwithstanding anything to the contrary herein, no shares of Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

               6. Voting Rights.

              (a) Except as otherwise set forth in this paragraph 6 and the Shareholders Agreement or as otherwise required by law, each share of Series A Preferred Stock issued and outstanding shall have the right to vote on all matters presented to the holders of the Common Stock for vote in the number of votes equal at any time to the number of shares of Common Stock into which each share of Series A Preferred Stock would then be convertible, and the holders of the Series A Preferred Stock and Parity Stock shall vote with the holders of the Common Stock as a single class.

              (b) In addition to any vote or consent of shareholders required by law or the Certificate of Incorporation of the Corporation, the affirmative consent of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                      (i) (x) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation (including without limitation this Certificate of Designation) of the Corporation or (y) any amendment of the by-laws of the Corporation that materially affects the rights of the holders of the Series A Preferred Stock;

                      (ii) Any action by the Corporation or any of its subsidiaries not approved in advance by all Series A Directors to effect any amendment, alteration or repeal of any of the provisions of the articles of organization, operating agreements, certificates of limited partnership, or partnership agreements of any of the Corporation's Affiliates or subsidiaries (except such amendments, alterations or repeals that are ministerial in nature or required to effect a transfer of ownership interests in the Corporation's Affiliates or subsidiaries (other than any ownership interest beneficially owned by the Corporation));

                      (iii) Any authorization, issuance or creation of, or increase in the authorized amount of, (x) any shares of any class or any security of any class ranking senior to the shares of Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends or requiring redemption at any time any shares of Series A Preferred Stock are still outstanding, or (y) any shares of Parity Stock (except shares issued as "paid-in-kind" dividends on Parity Stock provided Pro Rata dividends have also been declared and paid on the Series A Preferred Stock);

                      (iv) Any action by the Corporation or any of its subsidiaries not approved in advance by all Series A Directors to effect the authorization, issuance or creation of, or increase in the authorized amount of, any membership interests, limited partnership interests or other equity security interests of any of the Corporation's Affiliates or subsidiaries;

                      (v) Any increase or decrease (other than by redemption or conversion) in the total number of authorized shares of Series A Preferred Stock or any issuance of the currently authorized shares of the Series A Preferred Stock other than the issuance of shares of Series A Preferred Stock pursuant to the Stock Purchase Agreement or as PIK Dividends;

                      (vi) Any transaction or series of related transactions that entails the sale, lease, assignment, transfer or other conveyance of assets having a value greater than $10 million (measured by the book value at the date of such transaction) of the Corporation and its subsidiaries (determined on a consolidated basis); any sale or issuance of shares of capital stock of any subsidiary (other than such sales or issuance approved in advance by all Series A Directors), any consolidation or merger involving the Corporation or any of such subsidiaries other than a consolidation or merger in which the Corporation or subsidiary, as the case may be, is the surviving entity and no change in the capital stock or ownership of the Corporation or the subsidiary, as the case may be, occurs, or any reclassification or recapitalization of any capital stock of the Corporation, or any dissolution, liquidation, or winding up of the Corporation, or any agreement to become so obligated;

                      (vii) Any acquisition or series of related acquisitions of a business, businesses or assets involving aggregate consideration of $10 million or more;

                      (viii) The incurrence of, or agreement to incur, any Indebtedness which would result in a Debt to Equity Ratio at the time the Indebtedness is incurred (after giving effect to such incurrence) of greater than 1:1, as measured based upon the balance sheet of the Corporation prepared as of the last day of the immediately preceding month, with a pro forma adjustment for the Indebtedness incurred and any equity invested in the Corporation since such date, other than such incurrences or agreements to incur Indebtedness that have been approved in advance by all Series A Directors;

                      (ix) Any action by the Corporation or any of its subsidiaries not approved in advance by all Series A Directors to effect the incurrence of, or agreement to incur, any Indebtedness by any of the Corporation's Affiliates or subsidiaries;

                      (x) Any loan, advance or guarantee to, or for the benefit of, or any sale, lease, transfer or disposition of any of the properties or assets of the Corporation or its subsidiaries to, or for the benefit of, or any purchase or lease of any property or assets from, or the execution, performance or amendment of any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Corporation or its subsidiaries;

                      (xi) Any declaration or payment of any dividends on or any declaration or making of any other distribution, directly or indirectly, through subsidiaries (excluding dividends and distributions made to all owners of the Corporation's Affiliates in proportion to their respective ownership interests) or otherwise, on account of any Parity Stock (unless Pro Rata dividends have also been declared or paid on the Series A Preferred Stock) or Subordinate Stock or the setting apart of any sum for any such purpose;

                      (xii) The appointment or involuntary termination of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or other senior officers of the Corporation or its subsidiaries;

              (c) The rights of the holders of the Series A Preferred Stock may be exercised in writing without a meeting or by proxy or in person at a special meeting of the holders of Series A Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by a holder of Series A Preferred Stock designated in writing by the written consent of the holders of Series A Preferred Stock.

              (d) A special meeting of the holders of Series A Preferred Stock for purposes of voting on matters with respect to which the holders of such shares are entitled to vote as a class may be called by the Secretary of the Corporation or by a holder of Series A Preferred Stock designated in writing by the holders of ten percent (10%) of the shares of Series A Preferred Stock then outstanding. Such meeting may be called at the expense of the Corporation by either such person. At any meeting of the holders of Series A Preferred Stock, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of voting on matters to be acted upon by holders of the Series A Preferred Stock.

              7. Exclusion of Other Rights.

              Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation of the Corporation.

              8. Headings of Subdivisions.

              The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

              9. Severability of Provisions.

              If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

              IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by an authorized officer and attested by its Secretary, this _________ day of ______________________, 1997.



                                         P.F. CHANG'S CHINA BISTRO, INC.


                                         By:
                                            ------------------------------------
                                              Richard L. Federico, President

Attest:


------------------------------------
Robert T. Vivian, Secretary

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RELATIVE, PARTICIPATING, OPTIONAL
                      AND OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF
                                       OF
                                    SERIES B
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                         P.F. CHANG'S CHINA BISTRO, INC.



                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware




              P.F. CHANG'S CHINA BISTRO, INC., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors of the Corporation by written consent dated as of April 30, 1997, duly adopted the following resolution, which resolution was approved by written consent of the holders of the Series A Convertible Preferred Stock of the Corporation and remains in full force and effect on the date hereof:

              RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and hereby is established, consisting of 2,300,000 shares, $.001 par value per share, to be designated the "Series B Convertible Preferred Stock" (hereinafter, "Series B Preferred Stock"); that the Board of Directors be and hereby is authorized to issue such shares of Series B Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and that, subject to the limitations provided by law and by the Certificate of Incorporation, the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof shall be as follows:

              1.      Certain Definitions.

              Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

              "Affiliate" shall have the meaning given to such term under Rule 12b-2 of the rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

              "Annual Per Share Cash Dividend Amount" shall mean a cash payment equal to ten percent (10%) per annum of the Liquidation Price of one share of the Series B Preferred Stock.

              "Annual Per Share PIK Dividend Amount" shall mean a fraction of one share of Series B Preferred Stock equal to six percent (6%) per annum of one share of the Series B Preferred Stock.

              "Business Day" shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law to close.

              "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, however, designated, including the Comon Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

              "Common Stock" shall mean the common stock, par value $.001 per share, of the Corporation.

              "Corporation's Affiliates" shall mean (i) PFCCB Scottsdale, L.L.C., an Arizona limited liability company; (ii) PFCCB Newport Beach, L.L.C., an Arizona limited liability company; (iii) P.F. Chang's III, L.L.C., an Arizona limited liability company; (iv) P.F. Chang's IV, L.L.C., an Arizona limited liability company; (v) PFC Building III Limited Partnership, an Arizona limited partnership; (vi) PFCCB LouTex Joint Venture, an Arizona general partnership; and (vii) PFCCB NUC LLC, an Arizona limited liability company.

              "Conversion Date" shall have the meaning set forth in subparagraph 4.1(b) below.

              "Debt" shall mean any indebtedness, contingent or otherwise, of any person in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles.

              "Debt to Equity Ratio" shall mean the ratio of (i) the total Indebtedness to (ii) Total Stockholders' Equity.

              "Delinquent Mandatory Redemption Price" shall mean, with respect to each share of Series B Preferred Stock, $4.35 (adjusted for stock splits, subdivisions, combinations and similar transactions), plus all accrued and unpaid dividends payable in respect of such a share of the Series B Preferred Stock, plus an amount thereon accruing from the Mandatory Redemption Date relating thereto at the Increasing Rate.

              "Final Mandatory Redemption Date" shall mean May 1, 2004 or, if such day is not a Business Day, the next succeeding Business Day.

              "Increasing Rate" shall mean, with respect to any obligation, an annual rate equal to the Prime Rate, plus (i) two percent, plus (ii) one percent after the first completed six-month period that the obligation subject to the Increasing Rate has been outstanding and has not been paid in full.

              "Indebtedness" shall mean the Debt of the Corporation or a subsidiary of the Corporation plus, to the extent not otherwise included, (i) the guaranty of any Debt of any other person; and (ii) obligations in respect of borrowed money secured by any Lien to which any property or asset owned or held by the Corporation or a subsidiary is subject, whether or not the obligations secured thereby shall have been assumed by the Corporation or such subsidiary; and (iii) capitalized lease obligations.

              "Initial Issue Date" shall mean the date that shares of Series B Preferred Stock are first issued by the Corporation.

              "Initial Mandatory Redemption Date" shall mean May 1, 2003 or, if such day is not a Business Day, the next succeeding Business Day.

              "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever (excluding preferred stock or equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

              "Liquidation Price" shall mean $4.35 per share of Series B Preferred Stock (adjusted for stock splits, subdivisions, combinations and similar transactions), plus all accrued and unpaid dividends payable in respect of such share of Series B Preferred Stock pursuant to subparagraph 2(c).

              "Mandatory Redemption Date" shall mean the Initial Mandatory Redemption Date and the Final Mandatory Redemption Date.

              "Mandatory Redemption Obligation" shall have the meaning set forth in subparagraph 5(c) below.

              "Non-Investor Directors" shall mean those directors elected to the Corporation's Board of Directors other than those directors that are elected solely by the holders of Series B Preferred Stock or Parity Stock pursuant to the Shareholders Agreement.

              "Parity Stock" shall mean any class or series of capital stock of the Corporation ranking on a parity with the Series B Preferred Stock as to (i) priority of payment of cash and stock dividends and other distributions, (ii) priority of payment upon liquidation, dissolution or winding up of the Corporation, and (iii) the time of, and priority of payment upon, any mandatory redemption. For purposes of this definition, differences between any class or series of capital stock and the Series B Preferred Stock as to the amount of the liquidation price (or other fixed amount) to which any cash dividend rate is applied, the amount of the liquidation price payable upon liquidation, dissolution or winding up of the Corporation, the amount of the redemption price payable upon any mandatory redemption, or the time when cash or stock dividends or other distributions shall begin to accrue, shall not be considered in determining whether such class or series of capital stock is on a parity with the Series B Preferred Stock.

              "PIK Dividends" shall mean the "paid-in-kind" dividends as set forth in subparagraph 2(a) below.

              "PIK Dividend Payment Date" shall mean March 31, June 30, September 30, and December 31, of each year during the PIK Dividend Payment Period.

              "PIK Dividend Payment Period" shall mean the period from, and including, April 1, 1999, to and including the Final Mandatory Redemption Date.

              "PIK Dividend Period" shall mean the period from, and including, April 1, 1999, to, but not including, the first PIK Dividend Payment Date and thereafter, each quarterly period, including any PIK Dividend Payment Date to, but not including, the next PIK Dividend Payment Date.

              "PIK Record Date" shall mean the date that is ten Business Days prior to any PIK Dividend Payment Date.

              "Preferred Cash Dividends" shall mean the cash dividends as set forth in subparagraph 2(f) below.

              "Prime Rate" shall mean the rate announced as the "prime rate" by NationsBank, N.A. whether or not such rate is actually charged.

              "Pro Rata" shall mean, in the case of stock dividends, stock dividends of the same class or series as the stock upon which the dividends are being paid and that are proportionate to the number of outstanding shares of such stock, and, in the case of cash dividends or dividends in property, cash dividends or dividends in property that are proportionate to the liquidation price of the class or series of stock upon which the dividends are being paid.

              "Qualified Initial Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 of shares of the Common Stock, (i) the aggregate gross proceeds of which equal or exceed $15,000,000 and (ii) the per share offering price of which equals or exceeds $10.00; provided, however, that the per share offering price referred to in clause (ii) shall be adjusted to reflect the effect of any stock split or any subdivision, reclassification, combination or like event of or with respect to outstanding shares of Common Stock occurring after the Initial Issue Date.

              "Quoted Price" shall mean with respect to any security the arithmetic mean of the last bid and ask price for one (1) share of the applicable security as reported by the National Association of Securities Dealers, Inc., Automatic Quotations System, National Market System ("NASDAQ"), or, if the applicable security is listed or admitted for trading on a securities exchange, the arithmetic mean of the high and low trading prices during the relevant trading day for one (1) share of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), in each case, on the Trading Day in question.

              "Redemption Price" shall mean, with respect to each share of Series B Preferred Stock, $4.35 (adjusted for stock splits, subdivisions, combinations and similar transactions) plus all accrued and unpaid dividends payable in respect of such share of the Series B Preferred Stock.

              "Series B Director" shall mean that member of the Board of Directors of the Corporation elected solely by the holders of the Series B Preferred Stock pursuant to the Shareholders Agreement.

              "Shareholders Agreement" shall mean the Amended and Restated Shareholders Agreement among the Corporation and the holders of the Common Stock, Series B Preferred Stock and Parity Stock dated as of May 1, 1997, as the same may be amended from time to time.

              "Stock Purchase Agreement" shall mean the Stock Purchase Agreement among the Corporation and the Purchasers listed therein dated as of April 28, 1997, as the same may be amended from time to time.

              "Subordinate Stock" shall mean the Common Equity and any class or series of capital stock of the Corporation, however designated, which is not entitled to receive (i) any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series B Preferred Stock shall have been so paid or declared and set apart for payment or (ii) any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series B Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

              "Total Stockholders' Equity" shall mean the stockholders' equity of the Corporation as it appears in the monthly balance sheet of the Corporation.

              "Trading Days" shall mean any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

              2.      Dividends.

              (a) The record holders of Series B Preferred Stock on each PIK Record Date shall receive on each PIK Dividend Payment Date during the PIK Dividend Payment Period per share dividends in additional fully paid and nonassessable shares of Series B Preferred Stock legally available for such purpose (such dividends being herein called "PIK Dividends"). PIK Dividends shall be paid by delivering to the record holders of Series B Preferred Stock a number of shares of Series B Preferred Stock equal to (i) the number of shares of Series B Preferred Stock held by such holder on the applicable PIK Record Date, multiplied by (ii) twenty-five percent (25%) of the Annual Per Share PIK Dividend Amount. Except as set forth in subparagraph 2(b) below, the Corporation shall not issue fractional shares of Series B Preferred Stock to which holders may become entitled pursuant to this subparagraph, but in lieu thereof, the Corporation shall at the option of the holder either (i) deliver its check in an amount equal to the applicable fraction of one (1) share of Series B Preferred Stock multiplied by $4.35 (adjusted for stock splits, subdivisions, combinations or other similar transactions) (the "PIK Cash Dividend Payment") or (ii) defer delivery of the fractional PIK Cash Dividend Payment to the holder and apply such amount to PIK Dividends issued to such holder on the subsequent PIK Dividend Date. Any additional shares of Series B Preferred Stock issued pursuant to this paragraph shall be governed by this resolution and shall be subject in all respects, except as to the date of issuance and date from which PIK Dividends accrue and cumulate as set forth below, to the same terms as the shares of Series B Preferred Stock originally issued hereunder; provided, however, in no event shall any PIK Dividends accrue prior to April 1, 1999.

              (b) Prior to each PIK Record Date immediately preceding each PIK Dividend Payment Date, the Board of Directors of the Corporation shall declare PIK Dividends on the Series B Preferred Stock in accordance with subparagraph 2(a) above, payable on the next PIK Dividend Payment Date. PIK Dividends (which shall include, for purposes of this subparagraph, any PIK Cash Dividend Payment due pursuant to subparagraph 2(a)) on shares of Series B Preferred Stock shall accrue and be cumulative from the later of (i) April 1, 1999 and (ii) the date of issuance of such shares, notwithstanding the failure of the Board of Directors to declare and/or issue PIK Dividends with respect to any PIK Dividend Period. PIK Dividends shall be payable in arrears during the PIK Dividend Payment Period on each PIK Dividend Payment Date, commencing on the first PIK Dividend Payment Date subsequent to April 1, 1999, and for shares issued as PIK Dividends, commencing on the first PIK Dividend Payment Date after such shares are issued. If any PIK Dividend Payment Date occurs on a day that is not a Business Day, any accrued PIK Dividends otherwise payable on such PIK Dividend Payment Date shall be paid on the next succeeding Business Day. PIK Dividends shall be paid on each PIK Dividend Payment Date to the holders of record of the Series B Preferred Stock as their names shall appear on the share register of the Corporation on the PIK Record Date immediately preceding such PIK Dividend Payment Date. If a PIK Cash Dividend Payment on account of PIK Dividends that would otherwise be issued as fractional shares may not legally be paid in the full amount to which shares of Series B Preferred Stock are entitled with respect to any PIK Dividend Period, dividends in the full preferential amount hereby provided shall be, to the extent legally and contractually permissible, declared and paid as PIK Dividends in the form of shares of Series B Preferred Stock (including fractional shares thereof). PIK Dividends on account of arrears for any past PIK Dividend Periods may be declared and paid at any time to the holders of record on the PIK Record Dates applicable to such past PIK Dividend Periods.

              (c) In addition to the PIK Dividends and the PIK Cash Dividend Payments referred to in subparagraph 2(a) hereof and the Preferred Cash Dividends referred to in subparagraph 2(f), at any time during which any shares of Series B Preferred Stock remain outstanding, the Corporation may declare, pay or set apart for payment cash and/or property to be distributed or paid as a dividend in respect of shares of Series B Preferred Stock. The foregoing notwithstanding, no dividends may be declared or paid on the Series B Preferred Stock pursuant to this subparagraph 2(c) unless Pro Rata dividends are contemporaneously declared or paid on any then outstanding Parity Stock.

              (d) So long as any shares of Series B Preferred Stock shall be outstanding:

                      (i) the Corporation shall not declare, pay or set apart for payment on any Subordinate Stock any dividends or distributions whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Subordinate Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall any Subordinate Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Subordinate Stock, without the prior written consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock and unless all dividends to which the holders of Series B Preferred Stock shall have been entitled for all previous PIK Dividend Periods shall have been
     (A) paid or (B) declared and a sum of money, in the case of dividends payable in cash, sufficient for the payment thereof has been set apart;

                      (ii) the Corporation shall not declare, pay or set apart for payment on any Parity Stock any dividends or distributions whatsoever, whether in cash, property or otherwise, unless Pro Rata dividends are contemporaneously declared, paid or set apart for payment on the Series B Preferred Stock, except that, prior to the commencement of the PIK Dividend Payment Period, the Corporation may declare and pay dividends on the Series A Convertible Preferred Stock of the Corporation as required by the terms thereof as in effect on the Initial Issue Date of the Series B Preferred Stock; and

                      (iii) neither the Corporation nor any of its subsidiaries of which it owns not less than a majority of the outstanding voting power shall purchase, redeem or otherwise acquire any Parity Stock, nor pay any monies to or make any monies available for a sinking fund for the purchase or redemption of any Parity Stock, without the prior written consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock and unless all dividends to which the holders of Series B Preferred Stock shall have been entitled for all previous PIK Dividend Periods shall have been (A) paid or (B) declared and a sum of money, in the case of dividends payable in cash, sufficient for the payment thereof has been set apart, except that the Corporation may redeem Parity Stock so long as it contemporaneously redeems a proportionate percentage of the outstanding Series B Preferred Stock, ratably among the holders thereof.

              (e) In the event that full dividends, in cash or property, if declared, are not paid or made available to the holders of all outstanding shares of Series B Preferred Stock and Parity Stock and funds or property available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series B Preferred Stock and Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

              (f) Notwithstanding anything to the contrary set forth herein, with respect to any PIK Dividend otherwise payable on any PIK Dividend Payment Date pursuant to this paragraph 2, the Corporation may, upon the unanimous approval of the Non-Investor Directors by vote on or prior to the applicable PIK Record Date, declare on such PIK Record Date and pay on such PIK Dividend Payment Date a cash dividend (a "Preferred Cash Dividend") to all record holders of Series B Preferred Stock on such PIK Record Date in an amount per share equal to twenty-five percent (25%) of the Annual Per Share Cash Dividend Amount. Payment of such Preferred Cash Dividend on such PIK Dividend Payment Date shall be in lieu of the payment of the PIK Dividend on such PIK Dividend Payment Date. The foregoing notwithstanding, no Preferred Cash Dividend may be declared and paid on the Series B Preferred Stock unless Pro Rata cash dividends are contemporaneously declared and then paid on any then outstanding Parity Stock.

              (g) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time if such declaration or payment shall be restricted or prohibited by law.

              3. Distributions Upon Liquidation, Dissolution or Winding Up.

              (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, before any payment or distribution shall be made to the holders of Subordinate Stock and contemporaneously with any payment or distribution to the holders of Parity Stock, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash, or, if the Corporation does not have sufficient cash on hand to pay such amounts, property of the Corporation at its fair market value as determined by the Board of Directors of the Corporation, the greater of (i) the Liquidation Price per share of Series B Preferred Stock, or (ii) such amount per share of Series B Preferred Stock as would have been payable had each such share been converted into Common Stock pursuant to paragraph 4 immediately prior to such liquidation, dissolution or other winding up of the affairs of the Corporation. Immediately preceding such liquidation, dissolution or winding up, adjustment shall be made for accrued but unpaid dividends (including, without limitation, PIK Dividends).

              (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Price for each share of the Series B Preferred Stock and the applicable liquidation price for each share of any Parity Stock then outstanding, then the assets of the Corporation shall be ratably distributed among the holders of Series B Preferred Stock and Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or any portion of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

              4. Conversion Rights.

                  4.1 Conversion at the Option of the Holder.

              (a) At any time before the close of business on the Final Mandatory Redemption Date (unless the Corporation shall default in payment of the Redemption Price or the Delinquent Mandatory Redemption Price, in which case, the conversion rights set forth in this paragraph shall continue until the cure of any such default), each holder of Series B Preferred Stock may, at its option, convert each share of Series B Preferred Stock held by such holder into one (1) share of Common Stock subject to adjustment pursuant to paragraph 4.3. Upon such conversion, the rights of the holders of converted Series B Preferred Stock with respect to the shares of Series B Preferred Stock so converted shall cease.

              (b) To convert Series B Preferred Stock in accordance with this paragraph 4.1, a holder must (i) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted (or a duly executed affidavit of lost certificate in accordance with the bylaws of the Corporation), duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Series B Preferred Stock,
(ii) notify the Corporation at such office in writing that it elects to convert Series B Preferred Stock, and the number of shares it wishes to convert, (iii) state in writing the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax with respect to the transfer of the shares of Series B Preferred Stock converted, if required. The date on which the holder satisfies the foregoing requirements shall be the "Conversion Date." As soon as practical but in any event within five (5) Business Days of the Conversion Date, the Corporation shall deliver a certificate for the number of shares of Common Stock issuable upon the conversion, a check for the amount payable in respect of any fractional share pursuant to subparagraph 4.1(c) and a new certificate representing the unconverted portion, if any, of the shares of Series B Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. Adjustment (or cash payment, if applicable) shall be made for accrued and unpaid dividends (including, without limitation, PIK Dividends), as of the Conversion Date, on converted shares of Series B Preferred Stock. PIK Dividends will be paid on any PIK Dividend Payment Date with respect to Series B Preferred Stock surrendered for conversion at any time on or after a PIK Record Date for the payment of a PIK Dividend to the registered holder of Series B Preferred Stock on such PIK Record Date. If the last day on which Series B Preferred Stock may be converted is not a Business

Day, Series B Preferred Stock may be surrendered for conversion on the next succeeding day that is a Business Day.

              (c) The Corporation will not issue a fractional share of Common Stock upon conversion of Series B Preferred Stock. Instead the Corporation will deliver its check in an amount equal to the applicable fraction multiplied by the fair market value of the Common Stock.

              (d) If a holder converts shares of Series B Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion; provided, however, that pursuant to subparagraph 4.1(b) the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

                 4.2 Mandatory Conversion. Subject to the adjustments set forth in paragraph 4.3, each share of the Series B Preferred Stock shall be automatically converted into one (1) share of Common Stock on the date a Qualified Initial Public Offering is consummated ("Mandatory Conversion Date"). Upon such occurrence resulting in a Mandatory Conversion Date, the Corporation shall (i) notify all holders of the Series B Preferred Stock not later than five
(5) Business Days subsequent to approval by the Board of Directors of the Corporation to undertake a Qualified Initial Public Offering, (ii) demand that all shares representing the Series B Preferred Stock be returned to the Corporation's offices or to the designated transfer agent, and (iii) pay any transfer or similar tax with respect to the conversion, if any. As soon as practical but in any event within thirty (30) days of the Mandatory Conversion Date, the Corporation shall deliver a certificate to and in the name of the holder of the Series B Preferred Stock for the number of shares of Common Stock issuable upon the conversion and a check in an amount calculated in accordance with subparagraph 4.1(c) for any fractional shares, if any, for the shares of Series B Preferred Stock represented by the certificate. The name of the person in which the Series B Preferred Stock was issued shall be treated as the stockholder of record of the Common Stock in which the Series B Preferred Stock was converted on and after the Mandatory Conversion Date. Adjustment (or cash payment, if applicable) shall be made for accrued and unpaid dividends (including, without limitation, PIK Dividends), as of the Mandatory Conversion Date, on shares of Series B Preferred Stock converted pursuant to this paragraph
4.2. PIK Dividends will be paid on any PIK Dividend Payment Date with respect to Series B Preferred Stock converted pursuant to this paragraph 4.2 on or after a PIK Record Date to the registered holder of Series B Preferred Stock on such PIK Record Date, and the shares of Series B Preferred Stock received in payment of such PIK Dividend shall be deemed automatically converted to one (1) share of Common Stock, subject to adjustment in accordance with paragraph 4.3, effective as of the Mandatory Conversion Date. Upon such conversion, the rights of the holders of converted Series B Preferred Stock with respect to the shares of Series B Preferred Stock so converted shall cease.

                  4.3 Certain Matters With Respect to Conversion.

              (a) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock enough shares of Common Stock to permit the conversion of the Series B Preferred Stock in full. All shares of Common Stock which are issued upon conversion of Series B Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of common stock upon conversion of Series B Preferred Stock and will list such shares on each national securities exchange on which the common stock is listed.

              (b) If the Corporation:

                      (i) pays a dividend or makes a distribution on its Common Stock or any other class of the Corporation's stock other than the Series B Preferred Stock in shares of its Common Stock;

                      (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                      (iii)combines its outstanding shares of Common Stock into a smaller number of shares;

                      (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then an appropriate and proportionate adjustment shall be made to the number of shares into which each share of Series B Preferred Stock is convertible so that immediately after the occurrence of such event the holders of Series B Preferred Stock shall be entitled to receive the same percentage of the issued and outstanding Common Stock upon conversion of the Series B Preferred Stock as such holders would have received if converted immediately prior to such dividend, distribution, subdivision, combination or reclassification. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

              (c) If the Corporation distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within sixty (60) days after the record date referenced in subparagraph (l) below to purchase additional shares of Common Stock at a price per share less than $4.35 per share (as adjusted to reflect any stock split or any subdivision, reclassification, combination of or with respect to outstanding shares of Common Stock or any similar transaction) on that record date, the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible shall be adjusted, in accordance with the following formula:

                                                       N x (O+A)
                                                       ---------
                               N'       =              O + AxP
                                                           ---
                                                            M
where:

              N'      =        the number of shares of Common Stock into which
                               each share of Series B Preferred Stock is convertible after such distribution.

              O       =        the number of shares of Common Stock outstanding
                               on the record date.

              N       =        the number of shares of Common Stock into which
                               each share of Series B Preferred Stock was convertible prior to such distribution.

              P       =        the offering price per share of the additional
                               shares of Common Stock.

              M       =        the current market price per share of Common
                               Stock on the record date.

              A       =        the number of additional shares of Common Stock
                               offered.

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such warrants, options or rights are exercisable, not all warrants, options or rights shall have been exercised, the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible shall be immediately readjusted to what it would have been if "A" in the above formula had been the number of shares actually issued.

              (d) If the Corporation issues shares of Common Stock for a consideration per share less than $4.35 per share (as adjusted to reflect the effect of any stock split or any subdivision, reclassification, combination of or with respect to outstanding shares of Common Stock or any similar transaction) on the date the Corporation fixes the offering price of such additional shares, the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible shall be adjusted in accordance with the following formula:

                                                       N x A
                                                       -----
                               N'       =              O + P
                                                           -
                                                           M
where:

              N'      =        the number of shares of Common Stock into which
                               each share of Series B Preferred Stock is convertible after such issuance.

              N       =        the number of shares of Common Stock into which
                               each share of Series B Preferred Stock was convertible prior to such issuance.

              O       =        the number of shares of Common Stock
                               outstanding immediately prior to the issuance of such additional shares.

              P       =        the aggregate consideration received for the
                               issuance of such additional shares.

              M       =        the current market price per share of Common
                               Stock on the date of issuance of such additional shares.

              A       =        the number of shares outstanding immediately
                               after the issuance of such additional shares.

              The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This subparagraph 4.3(d) does not apply to (i) any transaction or issuance described in subparagraphs 4.3(b) or 4.3(c) above or subparagraph 4.3(e) below, including issuances of Common Stock pursuant to warrants, options, rights or other convertible securities described in subparagraphs 4.3(c) and 4.3(e), (ii) the conversion of Series B Preferred Stock, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock, (iii) Common Stock issued to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subparagraph 4.3(d) (but only to the extent that the aggregate number of shares excluded hereby (together with the aggregate number of shares issuable upon conversion, exchange or exercise of the securities excluded by clause (iii) of subparagraph 4.3(e) below) and issued shall not exceed 15% of the Common Stock of the Corporation on a fully diluted basis at the time of any such issuance excluding options to purchase Common Stock held by directors of the Corporation), or (iv) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

              (e) If the Corporation issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than Series B Preferred Stock or securities issued in transactions described in subparagraph 4.3(c) above) for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities of less than $4.35 per share of Common Stock (as adjusted to reflect the effect of any stock split or any subdivision, reclassification, combination of or with respect to outstanding shares of Common Stock or any similar transaction) on the date of issuance of such securities, the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible shall be adjusted in accordance with the following formula:

                                                       N x (O+D)
                                                       ---------
                               N'       =               O + P
                                                            -
                                                            M
where:

              N'       =       the number of shares of Common Stock into which
                               each share of Series B Preferred Stock is convertible immediately after such issuance.

              N        =       the number of shares of Common Stock into which
                               each share of Series B Preferred Stock was convertible immediately prior to such issuance.

              O       =        the number of shares of Common Stock
                               outstanding immediately prior to the issuance of such securities.

              P       =        the aggregate consideration received for the
                               issuance of such securities.

              M       =        the current market price per share of Common
                               Stock on the date of issuance of such securities.

              D       =        the maximum number of shares deliverable upon
                               conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

              The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible shall promptly be readjusted to the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. This subparagraph 4.3(e) does not apply to (i) the issuance of any such securities in a bona fide public offering pursuant to a firm commitment underwriting, (ii) the issuance of any such securities to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such securities would otherwise be covered by this subparagraph 4.3(e) (but only to the extent that the aggregate number of shares issuable upon the conversion, exchange or exercise of the aggregate number of securities excluded hereby (together with the aggregate number of shares excluded by clause (iii) of subparagraph 4.3(d) above) and issued shall not exceed 15% of the Common Stock of the Corporation on a fully diluted basis at the time of any such issuance excluding options to purchase Common Stock held by directors of the Corporation), or (iii) shares issued as PIK Dividends, shares issued as "paid-in-kind" dividends on the Series A Convertible Preferred Stock of the Corporation as required by the terms thereof as in effect on the Initial Issue Date of the Series B Preferred Stock, or shares issued as "paid-in-kind" dividends on Parity Stock provided such dividends are required by the terms of such Parity Stock.

              (f) If the Corporation (i) distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within sixty (60) days after the record date referenced in subparagraph (l) herein to purchase additional shares of Common Stock; (ii) issues shares of Common Stock; or (iii) issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than Series B Preferred Stock or securities issued in transactions described in (i) above) at a price reflecting an implied price per share less than $4.35 per share, the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible shall be reduced proportionally to reflect the price at which the Corporation issued or sold such shares of Common Stock pursuant to this subparagraph 4.3(f).

              (g) For the purpose hereof, the current market price per share of any security on any date is the average of the Quoted Prices for thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days before the date in question. If the Quoted Price is not ascertainable, the current market price per share of any security on any date shall be the current market price as determined by the Board of Directors of the Corporation in its reasonable judgment exercised in good faith. Notwithstanding the foregoing, the current market price per share of any security shall be deemed to be the greater of (i) the current market price as determined above and (ii) the Liquidation Price.

              (h) For purposes of any computation respecting consideration received pursuant to subparagraphs 4.3(d) and 4.3(e) above, the following shall apply:

                      (i) in case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                      (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Corporation in its reasonable judgment exercised in good faith (irrespective of the accounting treatment thereof); and

                      (iii) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such options, warrants or other securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subparagraph 4.3(h)).

              (i) No adjustment in the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible need be made unless the adjustment would require an increase or decrease of at least one-half of one percent (.5%) in the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4.3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

              (j) No adjustment in the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible need be made under this paragraph 4.3 for (i) rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, or (ii) any change in the par value or change from no par value to par value of the Common Stock. If an adjustment is made to the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible upon a record date established for a distribution subject to this paragraph 4.3 and if such distribution is subsequently cancelled, the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines to cancel such distribution, to the number of shares of Common

Stock into which each share of Series B Preferred Stock is convertible as would have been in effect if such record date had not been fixed. No adjustment need be made under paragraph 4.3 if the Corporation issues or distributes to each holder of Series B Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in such paragraph which each holder would have been entitled to receive had Series B Preferred Stock been converted into Common Stock prior to or simultaneously with the happening of such event or the record date with respect thereto.

              (k) Whenever the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible is adjusted, the Corporation shall promptly mail to holders of Series B Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent, if any, for Series B Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to subparagraph 4.3(o) below, the certificate shall be conclusive evidence that the adjustment is correct.

              (l) If:

                      (i) the Corporation takes any action that would require an adjustment pursuant to paragraph 4.3;

                      (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

                      (iii) there is a dissolution or liquidation of the Corporation;

a holder of Series B Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that it may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least thirty (30) days before such date.

              (m) If the Corporation is party to a consolidation or merger which reclassifies or changes its Common Stock or to the sale of all or substantially all of the assets of the Corporation, upon consummation of such transaction the Series B Preferred Stock shall automatically become convertible at the option of their respective holders into the kind and amount of securities, cash or other assets which the holder of Series B Preferred Stock would have owned immediately after the sale, consolidation or merger, if such holder had converted Series B Preferred Stock immediately before the effective date of the transaction, and an appropriate adjustment (as determined by the

Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to liquidation preferences and changes in and other adjustment of the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series B Preferred Stock. The Corporation shall not affect any such consolidation, merge or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument (in a form reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. If this subparagraph 4.3(m) applies, subparagraphs 4.3(b), 4.3(c), 4.3(d) and 4.3(e) do not apply.

              (n) In any case in which this paragraph 4.3 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable immediately prior to adjustment and (ii) the delivery of a check for any remaining fractional shares as provided in subparagraph 4.1(c) above.

              (o) Whenever the Corporation or its Board of Directors shall be required to make a determination under this paragraph 4.3, such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of the Series B Preferred Stock, and any dispute shall be resolved promptly (and in no event later than ninety (90) days after any challenge), at the Corporation's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Series B Preferred Stock. Any such determination shall be deemed approved if the requisite holders have not notified the Corporation of any challenge within thirty (30) days after receiving notice (including a statement in reasonable detail of the bases therefor) of such determination.

              (p) If any event occurs of the type contemplated by the provisions of this paragraph 4.3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment to the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible so as to protect the rights of the holders of Series B Preferred Stock; provided that no such adjustment shall increase the number of shares of Common Stock into which a share of Series B Preferred Stock is convertible if otherwise adjusted pursuant to another provision of this paragraph 4.3 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock.

              5. Mandatory Redemption by the Corporation.

              (a) To the extent the Corporation shall have funds legally available for such payment under the DGCL, the Corporation shall redeem on the Initial Mandatory Redemption Date at least fifty percent (50%) of the then outstanding shares of Series B Preferred Stock at the Redemption Price, ratably among the holders thereof. In addition, to the extent the Corporation shall have funds legally available for such payment under the DGCL, the Corporation shall redeem on the Final Mandatory Redemption Date all of the then outstanding shares of Series B Preferred Stock at the Redemption Price, plus an amount accruing thereon at the Increasing Rate from the Initial Mandatory Redemption Date.

              (b) Shares of Series B Preferred Stock which have been issued and converted or reacquired in any manner, including as a result of redemption, shall (upon compliance with any applicable provisions of the DGCL) have the status of authorized and unissued shares of the class of preferred stock of the Corporation undesignated as to series, and may be redesignated and reissued as part of any series of preferred stock of the Corporation; provided, however, that no such issued and reacquired shares of Series B Preferred Stock shall be reissued as Series B Preferred Stock.

              (c) If on any Mandatory Redemption Date the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series B Preferred Stock required to be redeemed on such date pursuant to subparagraph 5(a) and all outstanding shares of Parity Stock required to be redeemed on such date (the "Mandatory Redemption Obligation"), the Corporation shall redeem on such Mandatory Redemption Date the number of shares of Series B Preferred Stock and Parity Stock which it is able to redeem, ratably among the holders of Series B Preferred Stock and Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all shares of Series B Preferred Stock and Parity Stock required to be redeemed on such date were redeemed. In such a case, the remainder of the Redemption Price payable but not paid at the Mandatory Redemption Date shall be converted into the Delinquent Mandatory Redemption Price and shall be discharged as soon as the Corporation is able to discharge such Delinquent Mandatory Redemption Price out of funds legally available therefor. If and so long as any Mandatory Redemption Obligation (or any obligation in respect of the Delinquent Mandatory Redemption Price) with respect to the Series B Preferred Stock and any Parity Stock shall not be fully discharged and paid, the Corporation shall not declare or pay any dividend or make any distribution on, or, directly or indirectly, purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of Subordinate Stock (other than repurchases of shares of Subordinate Stock in accordance with the terms of restricted stock vesting agreements with employees of the Corporation approved by the Board of Directors of the Corporation).

              (d) Notwithstanding the foregoing provisions of this paragraph 5, unless the full cumulative dividends on all outstanding shares of Series B Preferred Stock and Parity Stock have been paid or contemporaneously are declared and paid for all dividend periods to and including the Mandatory Redemption Date, none of the shares of Series B Preferred Stock or Parity Stock shall be redeemed or set aside for redemption, unless such shares of Series B Preferred Stock and Parity Stock are redeemed pro rata based upon the full amounts to which the holders thereof would otherwise be respectively entitled.

              (e) Notice of any redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to any Mandatory Redemption Date, by first class mail, postage prepaid, to all holders of record of the Series B Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Mandatory Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that dividends on the shares to be redeemed will cease to accrue on the Mandatory Redemption Date; (vi) the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible as of the notice date and, if any transactions are contemplated to occur between the notice date and the Mandatory Redemption Date which would cause such number of shares of Common Stock to be adjusted, the number of shares of Common Stock into which each share of Series B Preferred Stock would be convertible after giving effect to such transaction(s); (vii) that Series B Preferred Stock called for redemption may be converted at any time before the close of business on the Mandatory Redemption Date; and (viii) that holders of Series B Preferred Stock must satisfy the requirements of subparagraph 4.1(b) above if such holders desire to convert such shares. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all shares called for redemption other than shares converted into Common Stock prior to the Mandatory Redemption Date.

              (f) If notice has been mailed in accordance with subparagraph 5(e) above and provided that on or before the Mandatory Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Mandatory Redemption Date, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease, irrespective of whether any certificates for shares called for redemption have been surrendered to the Corporation. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the Redemption Price and no holder of shares called for redemption shall be entitled to receive payment of the Redemption Price therefor until such surrender to the Corporation has been accomplished or a duly executed affidavit of lost certificate shall have been delivered to the Corporation. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof (so long as such certificate is issued to the holder).

              (g) Any funds deposited with a bank or trust company for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:

                      (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                      (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Mandatory Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

              (h) Notwithstanding anything to the contrary herein, no shares of Series B Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

              6. Voting Rights.

              (a) Except as otherwise set forth in this paragraph 6 and the Shareholders Agreement or as otherwise required by law, each share of Series B Preferred Stock issued and outstanding shall have the right to vote on all matters presented to the holders of the Common Stock for vote in the number of votes equal at any time to the number of shares of Common Stock into which each share of Series B

Preferred Stock would then be convertible, and the holders of the Series B Preferred Stock and Parity Stock shall vote with the holders of the Common Stock as a single class.

              (b) In addition to any vote or consent of shareholders required by law or the Certificate of Incorporation of the Corporation, the affirmative consent of the holders of a majority of the issued and outstanding shares of Series B Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                      (i) (x) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation (including without limitation this Certificate of Designation) of the Corporation or (y) any amendment of the by-laws of the Corporation that materially affects the rights of the holders of the Series B Preferred Stock;

                      (ii) Any action by the Corporation or any of its subsidiaries not approved in advance by the Series B Director to effect any amendment, alteration or repeal of any of the provisions of the articles of organization, operating agreements, certificates of limited partnership, or partnership agreements of any of the Corporation's Affiliates or subsidiaries (except such amendments, alterations or repeals that are ministerial in nature or required to effect a transfer of ownership interests in the Corporation's Affiliates or subsidiaries (other than any ownership interest beneficially owned by the Corporation));

                      (iii) Any authorization, issuance or creation of, or increase in the authorized amount of, (x) any shares of any class or any security of any class ranking senior to the shares of Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends or requiring redemption at any time any shares of Series B Preferred Stock are still outstanding, or (y) any shares of Parity Stock (except shares issued as "paid-in-kind" dividends on Parity Stock provided Pro Rata dividends have also been declared and paid on the Series B Preferred Stock and except, prior to the commencement of the PIK Dividend Payment Period, shares issued as "paid-in-kind" dividends on the Series A Preferred Stock as required by the terms thereof as in effect on the Initial Issue Date of the Series B Preferred Stock);

                      (iv) Any action by the Corporation or any of its subsidiaries not approved in advance by the Series B Director to effect the authorization, issuance or creation of, or increase in the authorized amount of, any membership interests, limited partnership interests or other equity security interests of any of the Corporation's Affiliates or subsidiaries;

                      (v) Any increase or decrease (other than by redemption or conversion) in the total number of authorized shares of Series B Preferred Stock or any issuance of the currently authorized shares of the Series B Preferred Stock other than the issuance of shares of Series B Preferred Stock pursuant to the Stock Purchase Agreement or as PIK Dividends;

                      (vi) Any transaction or series of related transactions that entails the sale, lease, assignment, transfer or other conveyance of assets having a value greater than $10 million (measured by the book value at the date of such transaction) of the Corporation and its subsidiaries (determined on a consolidated basis); any sale or issuance of shares of capital stock of any subsidiary (other than such sales or issuance approved in advance by the Series B Director), any consolidation or merger involving the Corporation or any of such subsidiaries other than a consolidation or merger in which the Corporation or subsidiary, as the case may be, is the surviving entity and no change in the capital stock or ownership of the Corporation or the subsidiary, as the case may be, occurs, or any reclassification or recapitalization of any capital stock of the Corporation, or any dissolution, liquidation, or winding up of the Corporation, or any agreement to become so obligated;

                      (vii) Any acquisition or series of related acquisitions of a business, businesses or assets involving aggregate consideration of $10 million or more;

                      (viii) The incurrence of, or agreement to incur, any Indebtedness which would result in a Debt to Equity Ratio at the time the Indebtedness is incurred (after giving effect to such incurrence) of greater than 1:1, as measured based upon the balance sheet of the Corporation prepared as of the last day of the immediately preceding month, with a pro forma adjustment for the Indebtedness incurred and any equity invested in the Corporation since such date, other than such incurrences or agreements to incur Indebtedness that have been approved in advance by the Series B Director;

                      (ix) Any action by the Corporation or any of its subsidiaries not approved in advance by the Series B Director to effect the incurrence of, or agreement to incur, any Indebtedness by any of the Corporation's Affiliates or subsidiaries;

                      (x) Any loan, advance or guarantee to, or for the benefit of, or any sale, lease, transfer or disposition of any of the properties or assets of the Corporation or its subsidiaries to, or for the benefit of, or any purchase or lease of any property or assets from, or the execution, performance or amendment of any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Corporation or its subsidiaries;

                      (xi) Any declaration or payment of any dividends on or any declaration or making of any other distribution, directly or indirectly, through subsidiaries (excluding dividends and distributions made to all owners of the Corporation's Affiliates in proportion to their respective ownership interests) or otherwise, on account of any Parity Stock (unless Pro Rata dividends have also been declared or paid on the Series B Preferred Stock and except that, prior to the commencement of the PIK Dividend Payment Period, "paid-in-kind" dividends on the Series A Convertible Preferred Stock of the Corporation may be paid thereon as required by the terms thereof as in effect on the Initial Issue Date of the Series B Preferred Stock) or Subordinate Stock or the setting apart of any sum for any such purpose;

                      (xii) The appointment or involuntary termination of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or other senior officers of the Corporation or its subsidiaries;

              (c) The rights of the holders of the Series B Preferred Stock may be exercised in writing without a meeting or by proxy or in person at a special meeting of the holders of Series B Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by a holder of Series B Preferred Stock designated in writing by the written consent of the holders of Series B Preferred Stock.

              (d) A special meeting of the holders of Series B Preferred Stock for purposes of voting on matters with respect to which the holders of such shares are entitled to vote as a class may be called by the Secretary of the Corporation or by a holder of Series B Preferred Stock designated in writing by the holders of ten percent (10%) of the shares of Series B Preferred Stock then outstanding. Such meeting may be called at the expense of the Corporation by either such person. At any meeting of the holders of Series B Preferred Stock, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the purpose of voting on matters to be acted upon by holders of the Series B Preferred Stock.

              7. Exclusion of Other Rights.

              Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation of the Corporation.

              8. Headings of Subdivisions.

              The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

              9. Severability of Provisions.

              If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

              IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by an authorized officer and attested by its Secretary, this ________ day of _________________, 1997.



                                         P.F. CHANG'S CHINA BISTRO, INC.


                                         By:
                                            ------------------------------------
                                               Richard L. Federico, President

Attest:


------------------------------
Robert T. Vivian, Secretary